Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-69620

SUPPLEMENT DATED MARCH 25, 2008 TO

PROSPECTUS DATED MAY 1, 2007 FOR

SINGLE PURCHASE PAYMENT MODIFIED GUARANTEED ANNUITY CONTRACTS

ISSUED BY GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

This supplement updates certain information contained in your prospectus. Please read it and keep it with your prospectus for future reference.

Genworth Life and Annuity Insurance Company (the “Company”) has made the decision to discontinue offering TimeSelectSM Single Purchase Payment Modified Guaranteed Annuity Contract for new contract sales, effective on and after May 1, 2008. Contract Owners whose contracts were issued prior to May 1, 2008 may continue to elect a new Guarantee Term at the end of their current Guarantee Term.

Please retain your prospectus dated May 1, 2007 and all subsequent prospectus supplements for future reference. You may contact the Company by writing or calling:

6610 West Broad Street

Richmond, Virginia 23230

1.800.352.9910

18470 SUPPA 03/25/08